Exhibit 3.6
Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “57TH STREET GENERAL ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 2011, AT 12:51 O’CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

4747443 8100 110867265 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W Bullock Jeffrey W Bullock, Secretary of State AUTHENTICATION: 8933413 DATE: 07-28-11

State of Delaware Secretary of State Division of Corporations Delivered 12:51 PM 07/28/2011 FILED 12:51 PM 07/28/2011 SRV 110867265 — 4747443 FILE
CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF DESIGNATION
OF
57TH STREET GENERAL ACQUISITION CORP.
57th Street General Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1. The name of the Corporation is 57th Street General Acquisition Corp.
2. A Certificate of Designation of the Corporation was filed with the Secretary of State of Delaware on May 4, 2011 and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate of Designation to be corrected is that paragraph 11 of said Certificate of Designation was inadvertently omitted from page 10 of said Certificate of Designation.
4. The Certificate of Designation should be corrected to add a new paragraph 11 on page 10 as follows:
11. Effective Date. This Certificate of Designation shall become effective on May 5, 2011.
IN WITNESS WHEREOF, 57th Street General Acquisition Corp. has caused this Certificate of Correction to the Certificate of Designation to be executed this 28th day of July, 2011.

57th STREET GENERAL ACQUISITION CORP.
By:	/s/ John D. Ireland
	Name:	John D. Ireland
	Title:	Chief Financial Officer